Exhibit 10.32

SECOND AMENDMENT TO

ESI EXCESS SAVINGS PLAN

This Second Amendment to ESI Excess Savings Plan is adopted  by ITT Education Services, Inc. effective as of January 1, 2002.

Recitals

A.            ITT Educational Services, Inc. (“ESI”) adopted the ESI Excess Savings Plan (the “Plan”) in June of 1998.

B.            ESI amended the Plan effective October 1, 2000.

C.            ESI now wishes to amend the Plan further.

Amendment

Effective January 1, 2002, the following amendments are made to the Plan:

1.             Sections 3.01(a) and (b) are amended to read as follows:

(a)          For any calendar year, the amount of contributions to be recorded on the books of the Company on behalf of a Participant pursuant to this Article 3 shall be equal to the sum of the Salary Deferrals, Excess Matching Contributions and, for calendar years beginning before January 1, 2002, Excess Retirement Contributions for the Participant determined under Sections 3.02, 3.03, and 3.04.

(b)          Notwithstanding any provisions of the Plan to the contrary, no further Salary Deferrals by a Participant shall be permitted, and no further Excess Matching Contributions or, for calendar years beginning before January 1, 2002, Excess Retirement Contributions, shall be credited on the Participant’s behalf once the Participant is no longer an Eligible Employee.

2.             Section 3.04 is amended to read as follows:

3.04        Excess Retirement Contributions.  Each month prior to January 1, 2002, a Participant’s Account will be credited with an Excess Retirement Contribution equal to the difference between (a) 1% of the Participant’s Salary and (b) the Retirement Contribution made on the Participant’s behalf for that month under the Savings Plan.  The Excess Retirement Contribution will be credited to the Participant’s Retirement Contribution Account as of the last day of the month for which it is made.  Effective January 1, 2002, no more Excess Retirement Contributions shall be made to the Plan.

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This Second Amendment to ESI Excess Savings Plan is executed on behalf of ITT Educational Services, Inc. by its duly authorized officer on this 16 day of October, 2002.

By:	/s/ Joseph B. Rainier

Joseph B. Rainier
(Printed)
VP Dir HR
(Title)

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